UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  March 13, 2006

BIOJECT MEDICAL TECHNOLOGIES INC.

(Exact name of registrant as specified in its charter)

Commission File Number: 0-15360

Oregon	93-1099680
(State or other jurisdiction of incorporation	(I.R.S. Employer Identification No.)
or organization)

20245 SW 95th Avenue
Tualatin, Oregon	97062
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:  (908) 470-2800

Former name or former address if changed since last report:

211 Somerville Road, Route 202 North, Bedminster, NJ 07921

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR      240.13e-4(c))

BIOJECT MEDICAL TECHNOLOGIES INC.

FORM 8-K

Item 2.02  Results of Operations and Financial Condition

On March 15, 2006, Bioject Medical Technologies Inc. (“Bioject”) issued a press release announcing a net loss applicable to common shareholders of $2.1 million, or $0.15 per share, on revenues of $2.1 million for its fourth quarter ended December 31, 2005. Bioject also announced a net loss applicable to common shareholders of $6.6 million, or $0.48 per share, on revenues of $12.3 million for its year ended December 31, 2005. A copy of the press release is attached as Exhibit 99.1.

Item 5.02   Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers

(b) On March 13, 2006, Mr. Eric T. Herfindal resigned from Bioject Medical Technologies Inc.’s Board of Directors.

Item 9.01  Financial Statements and Exhibits

(d) Exhibits

The following exhibit is furnished herewith and this list is intended to constitute the exhibit index:

99.1	Press release dated March 15, 2006 announcing Bioject Medical Technologies Inc.’s results for its fourth quarter and year ended December 31, 2005.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: March 15, 2006	BIOJECT MEDICAL TECHNOLOGIES INC.
(Registrant)

/s/ JOHN GANDOLFO
John Gandolfo
Chief Financial Officer and Vice President of Finance